UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      September 9, 2004

Safety Components International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23938 (Commission File Number)	33-0596831 (I.R.S. Employer Identification Number)

41 Stevens Street, Greenville, South Carolina 29605

(Address, Including Zip Code, of Principal Executive Offices)

(864) 240-2600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     As reported in a Current Report on Form 8-K filed by Safety Components International, Inc. (the “Company”) with the Securities and Exchange Commission on April 23, 2004, certain of the Company’s executive officers, including John C. Corey, its President and Chief Executive Officer, and Brian P. Menezes, its Vice President and Chief Financial Officer, have entered into prearranged stock trading plans in accordance with the Securities and Exchange Commission’s Rule 10b5-1 and the Company’s policies with respect to insider sales of the Company’s common stock. Mr. Corey’s 10b5-1 trading plan became effective on April 22, 2004, provided for the sale of up to 193,000 shares of common stock, and was to terminate on April 21, 2005 or when all of the shares subject to the plan were sold. Mr. Menezes’s 10b5-1 trading plan became effective on April 23, 2004, provided for the sale of up to 102,000 shares of common stock, and was to terminate on April 22, 2005 or when all of the shares subject to the plan were sold.

     Effective September 10, 2004 and September 9, 2004, respectively, Mr. Corey’s and Mr. Menezes’s 10b5-1 trading plans have been terminated without any sales having been made pursuant to either plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Components International, Inc.

Date: September 10, 2004	By:	/s/ Brian P. Menezes

	Name:	Brian P. Menezes